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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
VARIAN MEDICAL SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Varian Medical Systems, Inc.

3100 Hansen Way
Palo Alto, CA 94304

December 30, 2003

Dear Stockholder:

        You are cordially invited to attend Varian Medical Systems, Inc.'s 2004 Annual Meeting of Stockholders to be held on Thursday, February 19, 2004 at 1:00 p.m. at the Grand America Hotel, Savoy Room, 555 South Main Street, Salt Lake City, Utah 84111.

        The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon at the annual meeting. You also will have the opportunity to hear what has happened in our business in the past year.

        We hope that you can join us. However, whether or not you plan to be there, please sign and return your proxy card in the enclosed envelope as soon as possible so that your vote will be counted.

Sincerely,
Richard M. Levy Chairman of the Board President and Chief Executive Officer

Varian Medical Systems, Inc.
3100 Hansen Way
Palo Alto, CA 94304

December 30, 2003

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

        Varian Medical Systems, Inc. will hold its Annual Meeting of Stockholders on Thursday, February 19, 2004 at 1:00 p.m. at the Grand America Hotel, Savoy Room, 555 South Main Street, Salt Lake City, Utah 84111.

        At this annual meeting we will ask you:

  •
  to elect three directors to serve until the 2007 Annual Meeting of Stockholders;

  •
  to approve the Varian Medical Systems, Inc. Management Incentive Plan; and

  •
  to transact any other business that properly comes before the annual meeting.

        Your Board of Directors has selected December 22, 2003 as the record date for determining stockholders entitled to vote at the annual meeting. A list of stockholders as of that date will be available for inspection during ordinary business hours at our offices at 3100 Hansen Way, Palo Alto, California 94304 and at 1678 South Pioneer Rd, Salt Lake City, UT 84104, for ten days before the meeting.

        This Proxy Statement, a proxy card and our 2004 Annual Report on Form 10-K are being distributed on or about December 30, 2003 to those entitled to vote.

By Order of the Board of Directors
Joseph B. Phair Secretary

GENERAL INFORMATION

Q:
Who is soliciting my proxy?

A:
The Board of Directors—the Board—of Varian Medical Systems, Inc.—the Company—is sending you this Proxy Statement in connection with our solicitation of proxies for use at the 2004 Annual Meeting of Stockholders—the Annual Meeting. Certain directors, officers and employees also may solicit proxies on our behalf by mail, phone, fax or in person. Georgeson Shareholder Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586, may be hired to assist in soliciting proxies from brokers, bank nominees and other stockholders.

Q:
Who is paying for this solicitation?

A:
Varian Medical Systems, Inc. will pay for the solicitation of proxies. The Company's directors, officers and employees will not receive extra remuneration. The Company would pay Georgeson Shareholder Communications, Inc. not more than $25,000 plus reasonable out-of-pocket expenses, and also will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our common stock.

Q:
What am I voting on?

A:
Proposal One is for the election of John Seely Brown, Samuel Hellman and Terry R. Lautenbach to the Board. Messrs. Brown, Hellman and Lautenbach have been nominated for election for three-year terms ending at the 2007 Annual Meeting of Stockholders.

  Proposal Two is for the approval of the Varian Medical Systems, Inc. Management Incentive Plan—the Management Incentive Plan. The Management Incentive Plan was originally approved by the stockholders of the Company at the 1999 Annual Meeting of Stockholders. In order to maintain compensation deductibility under Section 162(m) of the Internal Revenue Code for compensation payments made under the Management Incentive Plan to executive officers, we must obtain stockholder approval of such plan every five years.

Q:
Who can vote?

A:
Only those people who owned the Company's common stock at the close of business on December 22, 2003, the record date for the Annual Meeting, may vote. Each share of common stock outstanding on that date is entitled to one vote on all matters to come before the meeting, except that cumulative voting will apply in the election of directors. Under the cumulative voting method of election, the stockholder computes the number of votes available to the stockholder by multiplying the number of shares the stockholder owned on the record date by the number of directors to be elected, and may cast the votes all for a single nominee or may distribute them in any manner among the nominees.

Q:
How do I vote?

A:
You may vote your shares either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy card in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person—by voting you automatically revoke your proxy. You also may revoke your proxy at any time before the voting by giving our Secretary written notice of your revocation or by submitting a later-dated proxy. If you sign and return your proxy card in time, the individuals named as proxyholders will vote your shares as you instruct. If you sign and return your proxy card but do not mark your voting instructions, the individuals named as proxyholders will vote your shares FOR the election of the nominees for director and FOR approval of the Management Incentive Plan.

Q:
What constitutes a quorum?

A:
On the record date, Varian Medical Systems, Inc. had 68,030,237 shares of common stock, $1.00 par value, outstanding. Voting can take place at the Annual Meeting only if stockholders owning a majority of the issued and outstanding stock entitled to vote at the meeting are present in person or represented by proxy. We include the shares of persons who abstain in determining those present and entitled to vote. We also include shares held by brokers in "street" or "nominee" name when the broker has discretionary authority to vote on at least one matter.

Q:
What vote is needed?

A:
For Proposal One, the election of directors, the three nominees receiving the highest number of votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting on the election of directors shall be elected as directors. As a result, if you withhold your authority to vote for any nominee, your vote will not affect the outcome of the election. "Broker non-votes"—votes that brokers do not have the discretion to cast because they have not received instructions from the beneficial holders—also have no effect on the outcome of the election.

  For Proposal Two, the approval of the Management Incentive Plan, an affirmative vote of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal Two is required in order to approve the Management Incentive Plan and maintain eligibility for this tax deduction for the Company. An abstention on Proposal Two will be included in the total number of shares entitled to vote and, therefore, will have the effect of a vote against the proposal. "Broker non-votes" in respect of this proposal will not affect the outcome of the proposal.

Q:
Can I vote on other matters?

A:
Our by-laws limit the business conducted at any annual meeting to (1) business in the notice of the meeting, (2) business directed by the Board and (3) business brought by a stockholder of record entitled to vote at the meeting so long as the stockholder has notified our Secretary in writing (at our Palo Alto headquarters) not less than 60 days nor more than 90 days before the anniversary of the mailing of the proxy statement for the prior year's annual meeting. The notice must briefly describe the business to be brought and the reasons; give the name, address and number of shares owned by the stockholder of record and any beneficial holder for which the proposal is made; and identify any material interest the stockholder of record or any beneficial owner has in the business.

  We do not expect any matters other than the election of the directors and the approval of the Management Incentive Plan to come before the Annual Meeting. If any other matter is presented, your signed proxy card gives the individuals named as proxyholders the authority to vote your shares to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934—the Exchange Act—(which would include matters that the proxyholders did not know were to be presented at least 60 days before the anniversary of the mailing of last year's proxy statement).

Q:
When are stockholder proposals due for the 2005 Annual Meeting?

A:
To be considered for presentation in the proxy statement and on the proxy card for our 2005 Annual Meeting of Stockholders, a stockholder proposal must be received no later than September 1, 2004.

Q:
How do I nominate someone to be a director?

A:
A stockholder may recommend nominees for director by notifying our Secretary in writing (at our Palo Alto headquarters) not less than 60 days nor more than 90 days before the anniversary of the mailing of the proxy statement for the prior year's annual meeting. The notice must include the full name, age, business and residence addresses, principal occupation or employment of the nominee, the number of shares of Varian Medical Systems, Inc. common stock the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Rule 14(a) of the Exchange Act and the nominee's written consent to the nomination and to serve, if elected.

Q:
Will the auditors be at the meeting?

A:
PricewaterhouseCoopers LLP, our fiscal year 2003 auditors, also will be our auditors in fiscal year 2004. A PricewaterhouseCoopers LLP representative will attend the meeting, have the opportunity to make a statement if he or she desires and will be available to answer appropriate questions.

PROPOSAL ONE
ELECTION OF DIRECTORS

        Varian Medical Systems, Inc.'s Board of Directors is divided into three classes serving staggered three-year terms. At the Annual Meeting, you and the other stockholders will elect three individuals to serve as directors for three-year terms that expire at the 2007 Annual Meeting. All three directors, John Seely Brown, Samuel Hellman and Terry R. Lautenbach, are now members of the Board. The Board has unanimously approved suspending the Board retirement age of 70 for Mr. Hellman so that he may serve the full 3-year term as a director of the Company for which he is being nominated.

        The individuals named as proxyholders will vote your proxy for the election of the three nominees unless you direct them to withhold your votes. If any nominee becomes unable to serve as a director before the meeting (or decides not to serve), the individuals named as proxyholders may vote for a substitute.

        Below are the names and ages of the Company's directors, the years they became directors, their principal occupations or employment for the past five years and directorships they hold in other public companies.

Nominees for Election for a Three-Year Term Ending with the 2007 Annual Meeting

• John Seely Brown	Age 63, a director since 1998. Retired; former Vice President of Xerox Corporation from 1986 to 2002 and Chief Scientist from 1992 to 2002. Director of the Xerox Palo Alto Research Center from 1990 to 2000. Also a director of Corning Incorporated (a diversified technology company) and Polycom, Inc. (a provider of video, voice, data and web conferencing solutions).
• Samuel Hellman	Age 69, a director since 1992. A. N. Pritzker Distinguished Service Professor in the Department of Radiation and Cellular Oncology at the University of Chicago since 1993.
• Terry R. Lautenbach
Age 65, a director since 1993. Retired; former Senior Vice President of International Business Machines Corporation from 1988 to 1992. Also a director of CVS Corporation (a pharmacy retailer and provider of pharmacy benefits management services), and Footstar, Inc. (a footwear retailer). Mr. Lautenbach became our Lead Director effective on February 14, 2003.

Directors Continuing in Office Until the 2006 Annual Meeting

• David W. Martin, Jr.	Age 63, a director since 1994. Chairman and Chief Executive Officer of GangaGen, Inc. (a biotechnology company) since 2003. From 1997 to 2003, Chief Executive Officer of Eos Biotechnology, Inc. (a biotechnology company). Also a director of Cubist Pharmaceuticals, Inc. (a biopharmaceutical company).

• Ruediger Naumann-Etienne
Age 57, a director since 2003. Chairman of the Board of Quinton Cardiology Systems (a medical equipment company) since 2000. From 1993 to 1999, Chairman of the Board of OEC Medical Systems (a provider of interoperative imaging solutions, acquired by General Electric Corporation). Owner and Managing Director of Intertec Group (an investment company specializing in the medical technology field) since 1989. Also a director of BioRad Laboratories, Inc. (a provider of research and clinical diagnostic products).

Directors Continuing in Office Until the 2005 Annual Meeting

• Richard M. Levy	Age 65, a director since 1999. Our Chairman of the Board of Directors since February 14, 2003 and President and Chief Executive Officer since April 2, 1999. Previously, our Executive Vice President responsible for our medical systems business from 1990 to April 2, 1999. Also a director of Pharmacyclics, Inc. (a pharmaceutical company).
• Allen S. Lichter
Age 57, a director since 2003. Dean of the University of Michigan Medical School since 1999, after first serving as interim Dean starting December 1, 1998 while concurrently maintaining his position as professor of radiation oncology in the University's Department of Radiation Oncology.

Committees of the Board of Directors; Meetings

        We have six standing committees: Audit Committee, Compensation and Management Development Committee, Executive Committee, Nominating and Corporate Governance Committee, Strategy and Technology Committee and Stock Grant Committee. Each of these committees, except for the Stock Grant Committee, has a written charter approved by the Board of Directors. A copy of each charter can be found at the "Corporate Governance" link under the "Investor Relations" webpage at www.varian.com. Additionally, a copy of the charter for the Audit Committee is attached hereto as Appendix A.

  Audit Committee

  •
  Oversees the Company's accounting and financial reporting process and audits of financial statements.

  •
  Assists the Board in oversight and monitoring of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence and (iv) the performance of the Company's internal audit function and of the independent auditors.

  •
  Reports to the Board the results of its monitoring and recommendations.

  •
  Provides to the Board such additional information and materials as the committee may determine is necessary to make the Board aware of significant financial matters requiring the Board's attention.

        The current members are Messrs. Lautenbach (Chairman), Martin and Naumann-Etienne. The Audit Committee met four times in fiscal year 2003. The Board has determined that Mr. Naumann-Etienne is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K and that each member of the Audit Committee is an "independent director" as defined in the Exchange Act and New York Stock Exchange listing requirements. The Board has determined that Mr. Naumann-Etienne is an "audit committee financial expert" based upon his experience as the chief financial officer and principal accounting officer of Diasonics, Inc. between 1984 and 1987 and as group controller for Texas Instruments between 1982 and 1984, and his formal education represented by his doctorate degree in international finance from the University of Michigan.

  Compensation and Management Development Committee

  •
  Provides advice on management matters that have major implications to the development of the Company.

  •
  Administers the Company's stock and cash incentive plans.

  •
  Discharges the Board's responsibilities relating to compensation of the Company's executive officers, including the determination of compensation of the President and Chief Executive Officer and the other senior executives.

  •
  Evaluates the Company's compensation plans, policies and programs for executive officers and recommends the establishment of policies dealing with various compensation and employee benefit plans.

        The current members are Messrs. Hellman (Chairman), Brown, Lautenbach, Lichter, Martin and Naumann-Etienne. The Compensation and Management Development Committee met four times in fiscal year 2003. Each of the members of this committee is an "independent director" as defined in the Exchange Act and New York Stock Exchange listing requirements and is an "outside director" for purposes of Section 162(m) of the Internal Revenue Code.

  Executive Committee

  •
  Acts on matters when a meeting of the full Board is impracticable.

  •
  Has all the powers of the Board except those powers reserved by law to the full Board.

        The current members are Messrs. Levy (Chairman), Lautenbach and Martin. The Executive Committee did not meet in fiscal year 2003, but conducted all of its business by unanimous written consent.

  Nominating and Corporate Governance Committee

  •
  Develops and recommends to the Board the governance principles applicable to the Company and assists the Company in following appropriate corporate governance standards.

  •
  Identifies and recommends to the Board potential nominees to the Board, including stockholder suggestions.

  •
  Recommends to the Board the director nominees for committee assignments.

  •
  Oversees the evaluation of the Board's performance.

        The current members are Messrs. Martin (Chairman), Brown, Hellman, Lautenbach, Lichter and Naumann-Etienne. The Nominating and Corporate Governance Committee met four times in fiscal year 2003. Each member of this committee is an "independent director" as defined in the Exchange Act and New York Stock Exchange listing requirements.

  Strategy and Technology Committee

  •
  Reviews the Company's long term research and development programs.

  •
  Evaluates technologies that may be candidates for investment or acquisition.

  •
  Identifies and evaluates emerging technologies which could be an opportunity or disruption to the Company's business.

  •
  Makes recommendations and provides advice to the Board, as appropriate, on the above.

        The current members are Messrs. Brown (Co-Chairman), Martin (Co-Chairman), Hellman, Lautenbach, Levy, Lichter and Naumann-Etienne. The Technology Committee met two times in fiscal year 2003.

  Stock Grant Committee

  •
  Grants and administers stock options, restricted stock and other awards, subject to certain limitations, to non-officers of the Company.

        The current members are Messrs. Levy (Chairman) and Martin. The Stock Grant Committee did not meet in fiscal year 2003, but conducted all of its business by unanimous written consent.

Compensation Committee Interlocks and Insider Participation

        None of the Company's executive officers currently serves, or in the past has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on the Company's Board or the Compensation and Management Development Committee.

Recommendation of the Board

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE ABOVE NOMINEES.

PROPOSAL TWO
APPROVAL OF MANAGEMENT INCENTIVE PLAN

        You and other stockholders are also being asked to approve the Company's Management Incentive Plan—the Management Incentive Plan—that provides for performance-based incentive compensation to executive and key employees. Your approval is being sought in order to maintain the tax deductibility of payments made under the Management Incentive Plan that is available under Section 162(m) of the Internal Revenue Code—Section 162(m).

Background and Reason for Approval

        Under Section 162(m), the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and the next four most highly compensated executive officers may be limited to the extent that it exceeds $1 million in any one year. The Company, though, may deduct compensation in excess of $1 million to the extent it qualifies as "performance-based compensation" under Section 162(m). The Management Incentive Plan is intended to allow us to pay incentive compensation that qualifies as "performance-based compensation", thereby permitting us to receive a federal income tax deduction for the payment of such incentive compensation. Section 162(m) requires that such plans be approved by the Company's stockholders every five years. The Management Incentive Plan was approved and adopted by the stockholders of the Company at the 1999 Annual Meeting of Stockholders of the Company. The Management Incentive Plan presented for your approval remains unchanged from what was approved and adopted at the 1999 Annual Meeting of Stockholders.

Description of the Management Incentive Plan

        The following paragraphs provide a summary of the principal features of the Management Incentive Plan and its operation. The Management Incentive Plan is set forth in its entirety as Appendix B to this Proxy Statement. The following summary is qualified in its entirety by reference to Appendix B.

Purpose of the Management Incentive Plan

        The Management Incentive Plan is intended to motivate our key employees to increase stockholder value by (1) linking a portion of their cash compensation to our financial performance, (2) providing rewards for improving financial performance and (3) helping to attract and retain key employees.

Administration of the Management Incentive Plan

        The Management Incentive Plan is administered by the Compensation and Management Development Committee of the Board of Directors. The members of the Compensation and Management Development Committee must qualify as "outside directors" under Section 162(m) for purposes of qualifying the Management Incentive Plan as performance-based compensation under that section. Subject to the terms of the Management Incentive Plan, the Compensation and Management Development Committee has the sole discretion to determine the key employees who shall be granted awards, and the amounts, terms and conditions of each award. The Compensation and Management Development Committee may delegate its authority to grant and administer awards to one or more officers or directors appointed by the Compensation and Management Development Committee, but only with respect to awards that are not intended to qualify as performance-based compensation under Section 162(m).

Eligibility to Receive Awards

        Eligibility for the Management Incentive Plan is determined in the discretion of the Compensation and Management Development Committee. In selecting participants for the Management Incentive Plan, the Compensation and Management Development Committee chooses key employees of the Company and its affiliates who are likely to have a significant impact on our performance.

Awards and Performance Goals

        Under the Management Incentive Plan, the Compensation and Management Development Committee establishes (1) the performance goals that must be achieved in order for the participant to actually be paid an award and (2) a formula or table for calculating a participant's award, depending upon how actual performance compares to the pre-established performance goals. A participant's award will increase or decrease as actual performance increases or decreases.

        The Compensation and Management Development Committee also determines the periods for measuring actual performance (the "performance period"). Performance periods may last as long as three fiscal years.

        The Compensation and Management Development Committee may set performance periods and performance goals that differ from participant to participant. For example, the Compensation and Management Development Committee may choose performance goals based on either company-wide or business unit results, as deemed appropriate in light of the participant's specific responsibilities. For purposes of qualifying awards as performance-based compensation under Section 162(m), the Compensation and Management Development Committee will specify performance goals from the following list: EBIT, EBITDA, earnings per share, net income, operating cash flow, return on assets, return on equity, return on sales, revenue and stockholder return.

        EBIT means the Company's or a business unit's income before reductions for interest and taxes. EBITDA means the Company's or a business unit's income before reductions for interest, taxes, depreciation and amortization. Earnings per share means the Company's or a business unit's net income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding. Net income means the Company's or a business unit's income after taxes. Operating cash flow means the Company's or a business unit's sum of net income plus depreciation and amortization less capital expenditures plus certain specified changes in working capital. Return on assets means the percentage equal to the Company's or a business unit's EBIT (before incentive compensation), divided by the Company's or such business unit's, as applicable, average net assets. Return on equity means the percentage equal to the Company's net income, divided by average stockholders' equity. Return on sales means the percentage equal to the Company's or a business unit's EBIT (before incentive compensation), divided by the Company's or such business unit's, as applicable, revenue. Revenue means the Company's or a business unit's sales. Stockholder return means the total return (change in share price plus reinvestment of any dividends) of a share of the Company's common stock.

        For any performance period, no participant may receive an award of more than the lesser of (1) 200% of the participant's annualized salary rate on the last day of the performance period or (2) $2 million. Also, the total of all awards for any performance period cannot exceed 8% of the Company's EBIT before incentive compensation for the most recent completed fiscal year of the Company. Awards that exceed this overall limit will be pro-rated so that the total does not exceed such limit.

Determination of Actual Awards

        After the end of each performance period, a determination is made as to the extent to which the performance goals applicable to each participant were achieved or exceeded. The actual award (if any) for each participant is determined by applying the formula to the level of actual performance that was achieved. However, the Compensation and Management Development Committee retains discretion to eliminate or reduce the actual award payable to any participant below that which otherwise would be payable under the applicable formula. Awards under the Management Incentive Plan generally are payable in cash or common stock of the Company within 120 days after the performance period during which the award was earned.

Awards Under the Management Incentive Plan

        Awards under the Management Incentive Plan are made at the discretion of the Compensation and Management Development Committee. The following table sets forth information concerning cash awards made for fiscal year 2003 under the Management Incentive Plan to our named executive officers, our executive officers as a group and our non-executive officer employees as a group. This information is not indicative of awards that will be made in the future.

Name	Dollar Value ($)
Richard M. Levy	1,569,140
Elisha W. Finney	369,655
Timothy E. Guertin	642,762
Robert Kluge	349,611
Joseph B. Phair	337,077
Executive Officers as a Group	3,476,513
Non-Executive Officer Employees as a Group	8,503,380

Recommendation of the Board

        THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MANAGEMENT INCENTIVE PLAN.

STOCK OWNERSHIP

Beneficial Ownership of Certain Stockholders, Directors and Executive Officers

        This table shows as of December 1, 2003: (1) the beneficial owners of more than 5 percent of our common stock and the number of shares they beneficially owned based on information provided in the most recent filings with the Securities and Exchange Commission—SEC; and (2) the number of shares each director, each nominee for director, each executive officer named in the Summary Compensation Table and all directors, nominees for director and executive officers as a group beneficially owned, as reported by each person. Except as noted, each person has sole voting and investment power over the shares shown in this table. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 68,023,668 shares of common stock outstanding on December 1, 2003 plus the number of shares of common stock that such person or group had the right to acquire on or within 60 days after December 1, 2003.

	Amount and Nature of Common Stock Beneficially Owned
	Number of Shares Beneficially Owned(1)		Percent of Class
Stockholders
Barclays Global Investors, NA. 45 Fremont Street San Francisco, California 94105	5,695,561	(2)	8.4
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	3,771,663	(3)	5.5
Oppenheimer Funds Inc. 498 Seventh Avenue New York, New York 10018	3,894,922	(4)	5.7
Directors, Nominees for Director and Named Executive Officers
John Seely Brown	38,698	(5)	*
Samuel Hellman	39,298	(6)	*
Terry R. Lautenbach	65,707	(7)	*
Allen S. Lichter	20,000	(8)	*
David W. Martin, Jr.	107,800	(9)	*
Ruediger Naumann-Etienne	20,000	(10)	*
Richard M. Levy	1,776,706	(11)	2.6
Elisha W. Finney	203,641	(12)	*
Timothy E. Guertin	365,650	(13)	*
Robert Kluge	222,053	(14)	*
Joseph B. Phair	384,568	(15)	*
All directors, nominees for director and executive officers as a group (12 persons)	3,355,561	(16)	4.9

*
The percentage of shares of common stock beneficially owned does not exceed one percent of the shares of common stock outstanding at December 1, 2003.

(1)
Includes shares the directors and officers could acquire under exercisable stock options or stock options vesting within 60 days of December 1, 2003.

(2)
Based on a Schedule 13G/A dated October 10, 2003, Barclays Global Investors, NA., has the sole power to vote and dispose of 4,871,106 of these shares.

(3)
Based on a Schedule 13G/A dated August 11, 2003, FMR Corp. has the sole power to vote 27,700 of these shares and the sole power to dispose all of these shares. Edward C. Johnson 3d and Abigail P. Johnson as owners of 12% and 24.5%, respectively, of the aggregate outstanding voting stock of FMR and as directors are also considered the beneficial owner of these shares with the sole power to dispose of all of these shares.

(4)
Based on a Schedule 13G/A dated February 13, 2003, Oppenheimer Funds, Inc. has no power to vote and shared power to dispose of all of these shares.

(5)
Amount shown includes 38,298 shares that may be acquired under exercisable stock options.

(6)
Amount shown includes 37,298 shares that may be acquired under exercisable stock options.

(7)
Amount shown includes 55,177 shares that may be acquired under exercisable stock options.

(8)
Amount shown includes 20,000 shares that may be acquired under exercisable stock options.

(9)
Amount shown includes 105,780 shares that may be acquired under exercisable stock options.

(10)
Amount shown includes 20,000 shares that may be acquired under exercisable stock options.

(11)
Amount shown includes 1,608,320 shares that may be acquired under exercisable stock options or stock options vesting within 60 days of December 1, 2003. Also, 168,386 shares are held in a trust of which Mr. Levy is co-trustee with his wife, as to which voting and investment powers are shared with Mr. Levy's wife.

(12)
Amount shown includes 190,773 shares that may be acquired under exercisable stock options or stock options vesting within 60 days of December 1, 2003.

(13)
Amount shown includes 344,004 shares that may be acquired under exercisable stock options or stock options vesting within 60 days of December 1, 2003.

(14)
Amount shown includes 204,773 shares that may be acquired under exercisable stock options or stock options vesting within 60 days of December 1, 2003.

(15)
Amount shown includes 334,773 shares that may be acquired under exercisable stock options or stock options vesting within 60 days of December 1, 2003. Also, 1,230 shares are held by one of Mr. Phair's sons and 2,920 shares held by the other of Mr. Phair's sons and Mr. Phair shares voting and investment powers over such shares held by his sons.

(16)
Amount shown includes 3,065,471 shares that may be acquired under exercisable stock options or stock options vesting within 60 days of December 1, 2003.

Section 16(a) Beneficial Ownership Reporting Compliance

        Under U.S. securities laws, directors, certain executive officers and persons holding more than 10% of Varian Medical Systems, Inc. common stock must report their initial ownership of the common stock and any changes in that ownership to the SEC. The SEC has designated specific due dates for these reports and the Company must identify in this Proxy Statement those persons who did not file these reports when due. Based solely on its review of copies of the reports filed with the SEC and written representations of its directors and executive officers, the Company believes all persons subject to reporting filed the required reports on time in fiscal year 2003, other than a Form 4 filed on behalf of Mr. Guertin (for a single exercise of stock options and the sale of the stock acquired on exercise) that was inadvertently filed two days late due to a clerical error.

COMPENSATION OF DIRECTORS AND THE NAMED EXECUTIVE OFFICERS

Compensation of Directors

        Annual Compensation.    Each director who is not a Company employee—an "outside director"—currently receives an annual retainer of $35,000, except that the "lead" outside director (Mr. Lautenbach) receives an annual retainer of $50,000. Each outside director also receives $1,000 for each Board and committee meeting the director attends. Directors who are employees receive no compensation for their services as directors. During fiscal year 2003, we also had a non-employee Chairman of the Board, Richard W. Vieser, who retired at the 2003 Annual Meeting of Stockholders in February 2003. Mr. Vieser received an annual retainer of $70,000 as Chairman of the Board.

        Directors may convert their annual retainers to options to purchase the Company's common stock at the rate of $1 cash to $4 of stock options, at an exercise price equal to the fair market value of the common stock on the grant date. These options are immediately exercisable and expire ten years after the grant date unless terminated earlier. Directors may alternatively elect to defer their retainer and/or meeting fees under our Deferred Compensation Plan. See "Deferred Compensation Plan" below.

        During fiscal year 2003, we paid to our directors, or deferred on their behalf, a total of $451,500 in retainers and fees, of which $265,000 was converted to stock options at the rate described above. We also reimbursed the directors for their out-of-pocket expenses in attending Board and committee meetings. The Board met four times in fiscal year 2003. Each director attended at least 75% of the total Board and applicable committee meetings held in fiscal year 2003.

        Stock Options.    Each outside director receives an initial non-qualified stock option to acquire 20,000 shares of the Company's common stock when first appointed or elected to the Board. All outside directors receive annually thereafter a non-qualified stock option to acquire 10,000 shares of the common stock. Mr. Vieser, as non-employee Chairman of the Board, received an initial non-qualified stock option to acquire 200,000 shares of the Company's common stock when he first became Chairman.

Compensation of the Named Executive Officers—Summary Compensation Table

		Annual Compensation			Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)(2)	Restricted Stock Award(s) ($)(3)	Securities Underlying Options/SARs (#)(4)	All Other Compensation ($)(5)
Richard M. Levy President and Chief Executive Officer	2003 2002 2001	793,862 723,112 627,656	1,614,391 1,443,835 1,059,066	75,697 110,020 122,981	— — 1,038,503	150,000 180,000 850,000	109,589 90,395 74,129
Elisha W. Finney Corporate Vice President and Chief Financial Officer	2003 2002 2001	311,844 284,268 245,586	387,422 347,150 253,881	33,981 15,249 35,104	— — 519,391	48,000 50,000 180,000	34,529 29,277 23,990
Timothy E. Guertin Corporate Executive Vice President	2003 2002 2001	415,228 354,836 292,228	665,794 771,684 352,827	28,676 12,016 15,297	— — 559,353	67,000 70,000 200,000	60,188 10,510 33,425
Robert Kluge Corporate Vice President	2003 2002 2001	291,002 275,442 259,516	472,850 130,277 199,686	31,105 16,536 10,613	— — 478,494	48,000 50,000 170,000	17,958 26,483 23,948
Joseph B. Phair Corporate Vice President Administration, Secretary and General Counsel	2003 2002 2001	285,972 271,072 257,312	353,278 323,595 258,851	40,303 18,510 2,434	— — 519,391	48,000 50,000 180,000	33,475 29,477 27,180

(1)
Consists of Management Incentive Plan and Employee Incentive Plan awards, and (in some cases) special cash bonuses. Amounts include amounts deferred under the Deferred Compensation Plan. See "Deferred Compensation Plan" below.

(2)
For fiscal year 2003, the amounts reflected consist of aggregate incremental costs for perquisites and personal benefits, as well as reimbursement for the payment of taxes associated with such perquisites and personal benefits ("tax reimbursement"). The fiscal year 2003 amounts include the following: Mr. Levy, $32,523 for tax reimbursement and $22,130 for tax and financial planning; Ms. Finney, $16,205 for car lease and expenses and $15,177 for tax reimbursement; Mr. Guertin, $14,411 for car lease and expenses and $12,610 for tax reimbursement; Mr. Kluge, $13,683 for car lease and expenses and $13,390 for tax reimbursement; and Mr. Phair, $17,939 for car lease and expenses and $16,748 for tax reimbursement. For fiscal years 2002 and 2001, the amounts reflected (except for Mr. Levy) consist of tax reimbursement and exclude the incremental costs for perquisites and personal benefits that in each case were in the aggregate below the lesser of $50,000 or 10% of such executive's annual salary and bonus. The fiscal years 2002 and 2001 amounts for Mr. Levy do include aggregate incremental costs for perquisites and personal benefits (including (a) $28,254 for the purchase of his company-owned car in fiscal year 2002 and (b) $21,840 and $30,794 for tax and financial planning in fiscal years 2002 and 2001, respectively).

(3)
Amounts consist of restricted performance shares (valued at the closing market price on the date of grant) which vest in full and are converted into unrestricted common stock on the date that is five years after the grant date.

(4)
Consists of shares of common stock subject to stock options granted pursuant to the Omnibus Stock Plan, adjusted for the Company's 2-for1 stock split that occurred on January 15, 2002. (No stock appreciation rights have been granted.)

(5)
Consists of (a) company contributions to Retirement Program and Supplemental Retirement Plan accounts for fiscal years 2003, 2002 and 2001, respectively (Mr. Levy, $107,685, $87,776 and $71,411; Ms. Finney, $33,109, $27,653 and $22,218; Mr. Guertin, $58,753, $8,500 and $31,393; Mr. Kluge, $17,037, $25,068 and $22,447; and Mr. Phair, $32,336, $27,938 and $25,488); (b) company-paid premiums for group term life insurance in fiscal years 2003, 2002 and 2001, respectively (Mr. Levy, $1,511, $1,812 and $1,960; Ms. Finney, $1,027, $941 and $886; Mr. Guertin, $1,171, $1,211 and $1,376; Mr. Kluge, $821, $907 and $1,125; and Mr. Phair, $808, $892 and $1,115); and (c) company-paid premiums for disability insurance in fiscal years 2003, 2002 and 2001, respectively (Mr. Levy, $394, $807 and $758; Ms. Finney, $393, $684 and $886; Mr. Guertin, $263, $799 and $656; Mr. Kluge, $99, $508 and $376; and Mr. Phair, $332, $646 and $577).

Option/SAR Grants in Last Fiscal Year

	Individual Grants(1)
		Percent of Total Options/SARs Granted to Employees in Fiscal Year			Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation For Option Term(2)
	Number of Securities Underlying Options/SARs Granted
			Exercise Price Per Share ($/Share)
Name				Expiration Date
					5%	10%
Richard M. Levy	150,000	9.80%	48.75	11/14/2012	4,598,792	11,654,242
Elisha W. Finney	48,000	3.14%	48.75	11/14/2012	1,471,613	3,729,357
Timothy E. Guertin	67,000	4.38%	48.75	11/14/2012	2,054,127	5,205,561
Robert Kluge	48,000	3.14%	48.75	11/14/2012	1,471,613	3,729,357
Joseph B. Phair	48,000	3.14%	48.75	11/14/2012	1,471,613	3,729,357

(1)
Consists of a single stock option grant at an exercise price of 100% of the fair market value of the underlying shares on the grant date and expiring ten years from the grant date. The first one-third of the options granted vest twelve months from the date of grant and the remainder then vests monthly during the following twenty-four month period thereafter. The option holder may pay the exercise price in cash or by delivery of already-owned shares. If a "change of control" of the Company occurs, the options become exercisable in full. What constitutes a "change in control" for this purpose is described below.

(2)
These assumed rates are not intended to represent a forecast of possible future appreciation of the common stock or total stockholder return.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values

					Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End($)(1)
			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard M. Levy	220,000	9,657,838	1,581,655	228,345	56,395,882	2,877,294
Elisha W. Finney	70,000	2,610,755	178,774	70,226	4,894,395	862,604
Timothy E. Guertin	75,000	3,022,159	323,179	97,561	10,476,179	1,190,100
Robert Kluge	20,000	518,588	177,774	70,226	4,865,651	862,604
Joseph B. Phair	67,396	2,889,533	332,774	70,226	11,430,300	862,604

(1)
The value of unexercised in-the-money options equals the difference between the stock option exercise price and $56.65, the closing price of the Company's common stock on the New York Stock Exchange on September 26, 2003, multiplied by the number of shares underlying the stock option.

Deferred Compensation Plan

        We have a voluntary deferred compensation plan which allows directors, executive officers and certain other management and highly compensated employees to forgo current compensation (up to 75% of base salary, up to 100% of incentive plan payments, stock option gains and, in the case of director participants, directors' fees) and invest it in various mutual funds or on a phantom basis in our common stock. As required, amounts deferred are included in the compensation of directors and the appropriate columns of the summary compensation table.

Change in Control Agreements

        Under change of control agreements with senior executives, including the Chief Executive Officer and Chief Financial Officer, the Company will pay any of these executives who are terminated other than for "cause" or who resign for "good reason" within 18 months after a change in control a lump sum severance amount equal to 3.0 (in the case of the CEO) or 2.50 (in the case of the other senior executives) times the sum of the executive's annual base salary, plus the highest annual and multi-year bonuses paid to the individual in any of the three years ending before the termination date. "Cause" includes, generally, failure to perform, fraud and certain wrongful acts, felony convictions and court or regulatory orders requiring termination. "Good reason" includes generally a change in duties, a reduction in compensation, a material change in employee benefits, relocation and certain breaches of the agreement by the Company.

        Under each agreement, unvested stock options will become immediately exercisable and restrictions on restricted stock will be released as of the executive's termination date. In addition, we will continue the insurance and other benefits of the executive under the then-existing terms for up to 24 months (or, if earlier, the start of full-time employment). If any of the payments are subject to excise tax under the excess parachute provisions of the Internal Revenue Code, we will increase the payments so that the person is in the same after-tax economic position.

        In general, a "change in control" occurs when (a) a person becomes the beneficial owner of 30% or more of the Company's voting power, (b) "continuing directors"—generally those already on the Board or nominated by those on the Board—are no longer a majority of the Company's directors, (c) the Company engages in a merger or similar transaction after which our stockholders do not hold more than 50% of the resulting company or (d) the Company dissolves, liquidates or sells all or substantially all of its assets. The officers agree not to voluntarily leave the Company when the Company is faced with a transaction that might result in a change in control.

Equity Compensation Plan Information

        The following table provides information as of September 26, 2003 with respect to the shares of the Company's common stock that may be issued under existing equity compensation plans. The category "Equity compensation plans approved by security holders" in the table below consists of the Omnibus Stock Plan and the Company's Employee Stock Purchase Plan. The category "Equity compensation plans not approved by security holders" in the table below consists solely of the 2000 Stock Option Plan. The table does not include information with respect to shares subject to outstanding options issued by the Company as substitute options in connection with acquisitions or options granted under equity compensation arrangements assumed by the Company in connection with acquisitions of the companies that originally granted those options.

	A		B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A)
Equity compensation plans approved by security holders	5,555,068	(1)	$23.61	4,453,919	(2)
Equity compensation plans not approved by security holders(3)	2,692,293		$37.85	2,875,809
Total	8,247,361		$28.26	7,329,728

(1)
Excludes purchase rights for shares accruing under the Company's Employee Stock Purchase Plan. As of September 26, 2003, 2,922,896 shares remained available under this plan.

(2)
Includes shares available for future issuance under the Employee Stock Purchase Plan.

(3)
No options under this Plan are held by any directors or officers of the Company.

        During November 2000, the Company adopted the 2000 Stock Option Plan (the "2000 Plan") that provides for the granting of stock options, stock appreciation rights ("SARs"), restricted stock, performance units and performance shares to employees and consultants, but not officers or directors, of the Company. The 2000 Plan is administered by the Compensation and Management Development Committee of the Board. Options may be granted at exercise prices determined by the Compensation and Management Development Committee in its discretion and will be exercisable at such times and be subject to such conditions as the Compensation and Management Development Committee determines, but no option shall be exercisable later than ten years from the date of grant. Options granted under the 2000 Plan all provide for an exercise price of not less than fair market value on the date of grant and have been generally exercisable in the following manner: the first one-third of the options granted vest twelve months from the date of grant and the remainder then vests monthly during the following twenty-four month period thereafter. The Compensation and Management Development Committee similarly has broad discretion with respect to terms and conditions of SARs, restricted stock and other performance awards. The exercise price of any SARs may not, however, be less than 100% of the fair market value of the common stock at the date of the grant, while the initial value of performance units shall not exceed the fair market value and that of performance shares shall equal the fair market value. Payout of SARs, performance shares or performance unit awards may be in cash, shares or a combination thereof. Restrictions on restricted stock awards may be based upon achievement of specific performance criteria, applicable securities laws or other bases, including continued employment. As of September 26, 2003, the maximum number of shares of common stock available for awards under the 2000 Plan was 2,875,809, exclusive of substitute options issued in connection with acquisitions or options assumed by the Company in connection with acquisitions.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

        The Compensation and Management Development Committee of the Board (formerly the Organization and Compensation Committee)—the "Committee"—determines the compensation of executive officers. It has provided you with this report to help you to understand the goals, policies and procedures it follows in making its determinations.

        The Committee's executive compensation philosophy is that compensation programs should:

  •
  be closely aligned with the interest of the stockholders;

  •
  be linked with business goals and strategies;

  •
  be competitive within our industry and community so that we can attract and retain high quality executives;

  •
  base a substantial portion of executive officers' compensation on our financial performance measured against pre-determined objectives; and

  •
  reward executive officers for good performance.

        Compensation of executive officers, including the Chief Executive Officer, is comprised of four elements—base salary, annual incentives, stock options and other compensation.

Base Salaries

        Base salaries are designed primarily to provide compensation at competitive levels that enable the Company to attract and retain executives. They are intended to contribute less to total compensation than incentive-based compensation.

        In determining fiscal year 2003 salaries, the Committee considered each executive officer's fiscal year 2002 compensation, each executive officer's potential incentive compensation in fiscal year 2003, each executive officer's position and responsibilities, published market data on other companies' anticipated salary increases for 2003 and the Company's financial performance in fiscal year 2002. The Committee also reviewed executive compensation surveys on salaries paid to executive officers of electrical/electronic businesses and medical companies with comparable sales volume and peer group proxy surveys in year 2002.

Annual Incentives

        We also have created annual incentives for executive officers through potential cash awards under a Management Incentive Plan intended to link compensation directly to improved financial performance.

        The Committee based executive officers awards for fiscal year 2003 on percentage growth in dollar earnings before interest and taxes—EBIT—achieved by the executive's business unit and the Company as a whole. For Mr. Guertin and Mr. Kluge, the Committee based 40% of their awards on Company EBIT growth and 60% on their respective business unit EBIT growth. The Committee based 100% of Mr. Levy's, Mr. Phair's and Ms. Finney's awards on Company EBIT growth. Awards for the Company's executive officers listed in the Summary Compensation Table could have ranged from zero to 200% of the executive officer's base salary for fiscal year 2003 depending on the EBIT growth targets achieved and the predetermined participation levels for that executive. The Committee determined each executive officer's participation level based on the amounts fixed for comparably situated officers for fiscal year 2003.

Stock Options

        We believe that executive officers and other employees who are in a position to make a substantial contribution to our long-term success and to build stockholder value should have a significant stake in our on-going success. As a result, we have granted non-qualified stock options to the Chief Executive Officer and other executive officers under an Omnibus Stock Plan in order to retain talented personnel and to align their compensation with stockholder value. Because the stock options have an exercise price equal to the market price of our stock on the grant date and vest over three years, stock options compensate executive officers only if the stock price increases after the grant date and the executive officer remains employed or otherwise qualified under the terms of the grant for the periods required for the stock option to become exercisable.

Other Compensation

        To attract and retain talented executive officers, the Committee also has approved arrangements giving executive officers certain perquisites, such as use and purchase of an automobile under our executive car program, reimbursement for tax planning and return preparation and financial counseling services, reimbursement for any taxes paid on certain perquisites and reimbursement for annual medical examinations. In order to make retirement contributions which could not be contributed to executive officers' qualified retirement accounts due to Internal Revenue Code limitations, we also maintain a Supplemental Retirement Plan—SRP—under which we make supplemental retirement contributions. In fiscal year 2001, the Company adopted a Deferred Compensation Plan—DCP—under which eligible employees may defer a portion of their cash compensation into this plan. The SRP is now included in the DCP. We also permit executive officers to participate in compensation and benefit programs generally available to other employees, such as the Employee Incentive Plan, 401(k) Retirement Program and supplemental life and disability insurance program.

Tax Deductibility of Executive Compensation

        U.S. tax law does not let us deduct from the Company's federal taxable income certain compensation paid to the Chief Executive Officer and the next four highly compensated executive officers that is not variable or at risk and which exceeds $1,000,000. Stockholders approved the Management Incentive Plan under which fiscal year 2003 awards were made and the Omnibus Stock Plan under which stock options were granted so that awards under those plans would be eligible for continued tax deductibility. However, the Committee considers one of its primary responsibilities to be structuring a compensation program that will attract, retain and reward executive talent necessary to maximize stockholder return. Accordingly, the Committee believes that the Company's interests are best served in some circumstances by providing compensation (such as salary, perquisites and special cash bonuses), which might be subject to the U.S. tax law deductibility limitation.

Bases for CEO Compensation

        The Committee followed generally the same policies and programs described above for compensation of executive officers in determining fiscal year 2003 compensation for Mr. Levy as President and Chief Executive Officer.

        The Committee set Mr. Levy's annual base salary for fiscal year 2003 in accordance with the policies and considerations used to determine the fiscal year 2003 salaries of the other executive officers.

        We also paid Mr. Levy an incentive award for fiscal year 2003 (in accordance with the Management Incentive Plan described above) equal to 193.7% of his base salary during fiscal year 2003.

John Seely Brown Terry R. Lautenbach Ruediger Naumann-Etienne	David W. Martin, Jr. Allen S. Lichter Samuel Hellman (Chairman)

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors—the Audit Committee—consists of three directors whose signatures appear below. Each member of the Audit Committee is "independent", as defined in the New York Stock Exchange Rules.

        The Audit Committee's general role is to assist the Board of Directors in monitoring the Company's financial reporting process and related matters. Its specific responsibilities are set forth in its charter. The Audit Committee reviews its charter annually, and did so in its February 2003 committee meeting.

        As required by the charter, the Audit Committee reviewed the Company's financial statements for fiscal year 2003 and met with management, as well as with representatives of PricewaterhouseCoopers LLC, our independent public accountants, to discuss the financial statements. The Audit Committee also discussed with representatives of PricewaterhouseCoopers LLC the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees.

        In addition, the Audit Committee discussed with representatives of PricewaterhouseCoopers LLC their independence from management and the Company, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

        Based on these discussions, the financial statements review and other matters it deemed relevant, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the Company's audited financial statements for fiscal year 2003 be included in the Company's Annual Report on Form 10-K for the year ended September 26, 2003.

        Furthermore, in connection with standards for independence promulgated by the Securities and Exchange Commission, the Audit Committee reviewed the services provided by our independent public accountants, PricewaterhouseCoopers LLC, and the fees the Company paid for these services, and also reviewed whether the provision of the services is compatible with maintaining the accountant's independence. The Audit Committee determined that the provision of the services is compatible with maintaining that independence.

Terry R. Lautenbach (Chairman) David W. Martin, Jr. Ruediger Naumann-Etienne

PERFORMANCE GRAPHS

Varian Associates, Inc.

        This graph shows the total return on Varian Associates, Inc. common stock and certain indices from October 2, 1998 until April 1, 1999—immediately before Varian Associates, Inc. spun off to its stockholders its instruments and semiconductor equipment businesses.

COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
AMONG VARIAN ASSOCIATES, THE S & P 500 INDEX
AND THE S & P TECHNOLOGY INDEX

*$100 invested on October 2, 1998 in Varian Associates, Inc. common stock or in the
S & P 500 Index and the S & P Technology Sector Index—including reinvestment of dividends.

	Cumulative Total Return
	10/2/98	4/1/99
VARIAN ASSOCIATES, INC.	100.00	113.02
S & P 500	100.00	127.34
S & P TECHNOLOGY	100.00	150.11

Varian Medical Systems, Inc.

        This graph shows the total return on Varian Medical Systems, Inc. common stock and certain indices from April 5, 1999—the first trading day after Varian Associates, Inc. spun off to its stockholders its instruments and semiconductor equipment businesses—until the last day of fiscal year 2003. The Company will be replacing the S & P Health Care Supplies Index with the S & P Health Care Equipment Index. Our analysis of the two indices is that the S&P Health Care Equipment Index is comprised of a broader group of companies whose products and businesses are more similar to our products and business than the companies contained in the S & P Health Care Supplies Index.

COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN*
AMONG VARIAN MEDICAL SYSTEMS, INC., THE S & P MIDCAP 400 INDEX,
THE S & P HEALTHCARE EQUIPMENT INDEX AND THE S & P HEALTH CARE SUPPLIES INDEX

*$100 invested on April 5, 1999 in Varian Medical Systems, Inc. common stock or in the S & P Midcap 400 Index, S & P Healthcare Equipment Index and the S & P Healthcare Supplies Index—including reinvestment of dividends.

	Cumulative Total Return
	4/5/99	10/1/99	9/29/00	9/29/01	9/27/02	9/26/03
VARIAN MEDICAL SYSTEMS, INC.	100.00	119.80	246.76	350.31	477.05	618.70
S & P MIDCAP 400	100.00	101.86	137.99	118.18	96.64	146.60
S & P HEALTH CARE SUPPLIES	100.00	116.54	136.98	102.03	122.24	172.03
S & P HEALTH CARE EQUIPMENT	100.00	88.12	125.56	109.23	99.35	127.47

INDEPENDENCE OF ACCOUNTANTS

        Audit Fees:    The aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for professional services rendered for (i) the audit of the Company's annual financial statements set forth in the Company's Annual Report on Form 10-K for the fiscal year ended September 26, 2003, and (ii) the review of the Company's quarterly financial statements set forth in the Company's Quarterly Reports on Form 10-Q were $505,932.

        Financial Information System Design Implementation Fees:    For the fiscal year that ended September 26, 2003, the Company did not pay PricewaterhouseCoopers LLP any fees for financial information system design implementation services.

        All Other Fees:    The aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for services other than those described above for the fiscal year that ended September 26, 2003 were $1,509,942. These fees primarily related to (i) statutory audits of foreign subsidiaries, (ii) consultations on effects of various accounting issues and changes in professional standards and (iii) income and other tax-related services.

        The Company's Audit Committee reviewed the services provided by PricewaterhouseCoopers LLP, and the fees the Company paid for these services, and reviewed whether the provision of the services is compatible with maintaining the accountant's independence. The Audit Committee determined that the provision of the services is compatible with maintaining that independence.

APPENDIX A

AUDIT COMMITTEE
CHARTER
(Amended December 19, 2003)

PURPOSE

        The purpose of the Audit Committee ("Committee") of Varian Medical Systems, Inc. (the "corporation") is to:

  •
  oversee the corporation's accounting and financial reporting process and audits of financial statements;

  •
  assist the Board in oversight and monitoring of (i) the integrity of the corporation's financial statements, (ii) the corporation's compliance with legal and regulatory requirements, (iii) the qualifications and independence of the public accounting firm engaged for the purpose of issuing an audit report or performing other audit review or attest services ("Independent Auditors"), and (iv) the performance of the corporation's internal audit function and of the Independent Auditors;

  •
  prepare the audit committee report required by the Securities and Exchange Commission (the "SEC") for inclusion in the corporation's proxy statements;

  •
  regularly report to the corporation's Board the results of its monitoring and recommendations; and

  •
  provide to the Board such additional information and materials as the Committee may determine is necessary to make the Board aware of significant financial matters requiring the Board's attention.

        The Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time assign to the Committee.

MEMBERSHIP AND ORGANIZATION

        The Committee shall be a standing committee of the Board, serve at the discretion of the Board, and be comprised of a minimum of three directors including a Chairperson. Each member of the Committee shall qualify as an "independent director" under rules of the New York Stock Exchange (the "Exchange") and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be financially literate as interpreted by the Board in its business judgment, or become so financially literate within a reasonable time after appointment to the Committee. Committee members shall not serve simultaneously on the audit committees of more than three other public companies without the approval of the full Board.

        At least one Committee member shall qualify as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-K under the Exchange Act.

        The Committee shall meet as often as it deems necessary to discharge its functions, but not less than quarterly. The Committee will meet separately, at least quarterly, with the corporation's (i) management, (ii) employees responsible for the internal audit function (or other personnel responsible for the corporation's internal audit function) ("Internal Auditors"), and (iii) Independent Auditors.

        Members of the Committee shall receive fees, if any, for their service on the Committee as may be determined by the Board in its sole discretion, which fees may include retainers, per-meeting fees and special fees for service as the Chairperson of the Committee. Fees may be paid in such form of consideration as is determined by the Board, including cash, deferred payment, stock, stock options, phantom stock and common stock equivalents. Committee members may not receive any compensation from the corporation except the fees received for service as a director or member of any of the several committees of the Board.

        The corporation shall provide for appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, for payment of the compensation of the Independent Auditor, compensation to any advisor employed by the Committee pursuant to the authority granted by this Charter and ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

        Each member of the Committee shall have one vote on any matter requiring action by the Committee.

FUNCTION AND RESPONSIBILITIES

        The Committee's duties, responsibilities and authority shall include:

  1.
  Reviewing the adequacy of the corporation's system of internal controls, including review, prior to public disclosure, of management's annual report on internal control over financial reporting and the attestations by the Independent Auditors relating to such report;

  2.
  Appointing, compensating, retaining and overseeing the audit and non-audit services of the Independent Auditors (including resolving disagreements between management and the Independent Auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work (the Independent Auditors shall report directly to the Committee);

  3.
  Pre-approving all audit services and non-audit services by the Independent Auditors permitted by law and SEC rules and/or establishing policies and procedures for such approval that comply with applicable law and SEC rules;

  4.
  At least annually, obtaining and reviewing a report by the Independent Auditor describing: the audit firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the audit firm, and any steps taken to deal with such issues; and (to assess the Independent Auditors' independence) all relationships between the Independent Auditor and the corporation, considering whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. This evaluation should take into account the opinions of management and the Internal Auditors. It should also include reviewing and evaluating the lead partner of the Independent Auditors;

  5.
  Discussing the annual audited financial statements and quarterly unaudited financial statements with management and the Independent Auditors, including the corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations;"

  6.
  Receiving all required reports of the Independent Auditors prior to the filing of the corporation's Annual Report on Form 10- K and recommending to the Board whether the audited financial statements should be included in the corporation's Annual Report on Form 10-K;

  7.
  Reviewing major issues regarding accounting principles and financial statement presentations, including any significant changes in the corporation's selection or application of accounting principles and major issues as to the adequacy of the corporation's internal controls and any special audit steps adopted in light of material control deficiencies;

  8.
  Reviewing analyses prepared by management and/or the Independent Auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

  9.
  Reviewing the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the corporation;

  10.
  Discussing earnings press releases (including the type and presentation of information contained in press releases) as well as financial information and earnings guidance provided to analysts and rating agencies;

  11.
  As appropriate, engaging independent counsel and other outside advisors, as the Committee determines necessary to carry out its duties;

  12.
  Discussing policies with respect to risk assessment and risk management, including discussing guidelines and policies governing the process by which the corporation handles exposure to risk, the major financial risk exposures of the corporation and the steps management has taken to monitor and control such exposures.

  13.
  Reviewing with the Independent Auditors any audit problems or difficulties that the Independent Auditor encountered including any restrictions on the scope of the Independent Auditors' activities or on access to requested information and management's response; Such review may include any accounting adjustments that were noted or proposed by the Independent Auditors but were "passed" (as immaterial or otherwise), any communications between the audit team and the Independent Auditors' national office respecting auditing or accounting issues presented by the engagement, and any "management" or "internal control" letter issued, or proposed to be issued, by the Independent Auditors to the corporation, as well as discussion of the responsibilities, budget and staffing of the Internal Auditors;

  14.
  Setting clear hiring policies with respect to employees or former employees of the Independent Auditors;

  15.
  Reviewing the Independent Auditors' proposed audit scope, approach and independence;

  16.
  Requesting from the Independent Auditors at least annually the written disclosure and letter required by Independence Standards Board Standard 1, engaging in a dialogue with the Independent Auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors and recommending that the Board take appropriate action, if necessary, to ensure the independence of the Independent Auditors;

  17.
  Confirming that the proposed audit engagement team from the Independent Auditors satisfies applicable auditor rotation rules, including the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

  18.
  Directing the corporation's Independent Auditors to review before filing with the SEC the corporation's interim financial statements included in the Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

  19.
  Discussing with the corporation's Independent Auditors the matters required to be discussed by Statement on Accounting Standards ("SAS") No. 61, Communications with Audit Committees and SAS No. 90, as modified or supplemented;

  20.
  Reviewing reports submitted to the Committee by the Independent Auditors in accordance with the applicable SEC requirements;

  21.
  Providing reports as follows:

  •
  for the corporation's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A;

  •
  to the Board, at least annually summarizing the Committee's actions, examinations and recommendations consistent with the Committee's Charter;

  •
  to the Board at least annually concerning the Committee's conclusions with respect to the Independent Auditors; and

  •
  to the Board any issues that arise with respect to the quality or integrity of the corporation's financial statements, its compliance with legal or regulatory requirements, the performance and independence of the Independent Auditors or the performance of the Internal Auditors.

  22.
  Reviewing annually the Committee's Charter, structure, process and membership requirements from time to time;

  23.
  Overseeing compliance with SEC requirements for disclosure of the Independent Auditors' services and the Committee members' qualifications and activities;

  24.
  Reviewing, approving and monitoring the corporation's code of ethics for its senior financial officers;

  25.
  Establishing procedures for receiving, retaining and treating complaints received by the corporation regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

  26.
  Conducting an evaluation of the Committee's own performance at least annually.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the Committee's responsibility to certify the corporation's financial statements or to guarantee the Independent Auditor's report. This is the responsibility of Management and the Independent Auditor.

APPENDIX B

VARIAN MEDICAL SYSTEMS, INC.
MANAGEMENT INCENTIVE PLAN

SECTION 1
BACKGROUND, PURPOSE AND DURATION

        1.1    Effective Date.    This amended and restated Plan is effective as of the date on which VAI distributes shares of the common stock of Varian, Inc. and Varian Semiconductor Equipment Associates, Inc. to the stockholders of VAI, subject to the approval of the Plan by a majority of the shares of the common stock of VAI which are present in person or by proxy and entitled to vote at the 1999 Annual and Special Meeting of Stockholders of VAI.

        1.2    Purpose of the Plan.    The Plan is intended to increase shareholder value and the success of the Company by motivating key executives (1) to perform to the best of their abilities, and (2) to achieve the Company's objectives. The Plan's goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company and its business units. The Plan is intended to permit the grant of awards that qualify as performance-based compensation under section 162(m) of the Code.

SECTION 2
DEFINITIONS

        The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

  2.1
  "Actual Award" means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee's authority under Section 3.5 to reduce the award otherwise determined by the Payout Formula.

  2.2
  "Affiliate" means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

  2.3
  "Base Salary" means as to any Performance Period, the Participant's annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

  2.4
  "Board" means the Board of Directors of the Company.

  2.5
  "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

  2.6
  "Committee" means the committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.

  2.7
  Company" means Varian Medical Systems, Inc., a Delaware corporation, or any successor thereto.

  2.8
  "Disability" means a permanent and total disability determined in accordance with uniform and nondiscriminatory standards adopted by the Committee from time to time.

  2.9
  "EBIT" means as to any Performance Period, the Company's or a business unit's income before reductions for interest and taxes, determined in accordance with generally accepted accounting principles.

  2.10
  "EBITDA" means as to any Performance Period, the Company's or a business unit's income before reductions for interest, taxes, depreciation and amortization, determined in accordance with generally accepted accounting principles.

  2.11
  "Earnings Per Share" means as to any Performance Period, the Company's or a business unit's Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

  2.12
  "Employee" means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

  2.13
  "Fiscal Year" means any fiscal year of the Company.

  2.14
  "Maximum Award" means as to any Actual Award to any Participant for any Performance Period, the lesser of two hundred percent (200%) of Base Salary or $2 million.

  2.15
  "Net Income" means as to any Performance Period, the Company's or a business unit's income after taxes, determined in accordance with generally accepted accounting principles.

  2.16
  "Operating Cash Flow" means as to any Performance Period, the Company's or a business unit's sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

  2.17
  "Participant" means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

  2.18
  "Payout Formula" means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

  2.19
  "Performance Goals" means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (a) EBIT, (b) EBITDA, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Return on Assets, (g) Return on Equity, (h) Return on Sales, (i) Revenue, and (j) Shareholder Return. The Performance Goals may differ from Participant to Participant and from award to award. Prior to the Determination Date, the Committee shall determine whether any significant element(s) shall be included in or excluded from the calculation of any Performance Goal with respect to any Participants. "Determination Date" means the latest possible date that will not jeopardize a Target Award's qualification as performance-based compensation under section 162(m) of the Code.

  2.20
  "Performance Period" means any fiscal period not to exceed three consecutive Fiscal Years, as determined by the Committee in its sole discretion.

  2.21
  "Plan" means the Varian Medical Systems, Inc. Management Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

  2.22
  "Retirement" means, with respect to any Participant, "Retirement" as defined by the Company's Retirement Policies, as they may be established from time to time.

  2.23
  "Return on Assets" means as to any Performance Period, the percentage equal to the Company's or a business unit's EBIT before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

  2.24
  "Return on Equity" means as to any Performance Period, the percentage equal to the Company's Net Income divided by average stockholder's equity, determined in accordance with generally accepted accounting principles.

  2.25
  "Return on Sales" means as to any Performance Period, the percentage equal to the Company's or a business unit's EBIT before incentive compensation, divided by the Company's or the business unit's, as applicable, Revenue, determined in accordance with generally accepted accounting principles.

  2.26
  "Revenue" means as to any Performance Period, the Company's or a business unit's net sales, determined in accordance with generally accepted accounting principles.

  2.27
  "Shareholder Return" means as to any Performance Period, the total return (change in share price plus reinvestment of any dividends) of a Share.

  2.28
  "Shares" means shares of the Company's common stock, $.01 par value.

  2.29
  "Target Award" means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary, as determined by the Committee in accordance with Section 3.3.

  2.30
  "VAI" means Varian Associates, Inc., a Delaware corporation.

SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS

        3.1    Selection of Participants.    The Committee, in its sole discretion, shall select the Employees of the Company who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period or Periods.

        3.2    Determination of Performance Goals.    The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.

        3.3    Determination of Target Awards.    The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant's Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.

        3.4    Determination of Payout Formula or Formulae.    On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Actual Award (if any) payable to each Participant. Each Payout Formula shall (a) be in writing, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant's Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Actual Award greater than or less than the Participant's Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, no Participant's Actual Award under the Plan may exceed his or her Maximum Award.

        3.5    Determination of Actual Awards.    After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the

Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance which has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may (a) eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula, and (b) determine what Actual Award, if any, will be paid in the event of a termination of employment prior to the end of the Performance Period. The total aggregate Actual Awards under the Plan with respect to any Performance Period shall not exceed eight percent (8%) of the Company's EBIT (but before incentive compensation) for the most recent completed Fiscal Year. If the total aggregate Actual Awards with respect to a Performance Period would exceed this aggregate limit, all such Actual Awards shall be pro-rated on an equal basis among all Participants according to a formula established by the Committee.

SECTION 4
PAYMENT OF AWARDS

        4.1    Right to Receive Payment.    Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant's claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

        4.2    Timing of Payment.    Payment of each Actual Award shall be made within 120 days after the end of the Performance Period during which the Award was earned.

        4.3    Form of Payment.    Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in stock granted under the Company's Omnibus Stock Plan. The number of Shares granted shall be determined by dividing the cash amount foregone by the fair market value of a Share on the date that the cash payment otherwise would have been made. For this purpose, "fair market value" shall mean the closing price on the Nasdaq National Market for the day in question.

        4.4    Payment in the Event of Death.    If a Participant dies prior to the payment of an Actual Award earned by him or her prior to death for a prior Performance Period, the Award shall be paid to his or her estate.

SECTION 5
ADMINISTRATION

        5.1    Committee is the Administrator.    The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an "outside director" under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.

        5.2    Committee Authority.    It shall be the duty of the Committee to administer the Plan in accordance with the Plan's provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

        5.3    Decisions Binding.    All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

        5.4    Delegation by the Committee.    The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under section 162(m) of the Code.

SECTION 6
GENERAL PROVISIONS

        6.1    Tax Withholding.    The Company shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes (including the Participant's FICA obligation).

        6.2    No Effect on Employment or Service.    Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual's employment with or without cause, and to treat him or her without regard to the effect which such treatment might have upon him or her as a Participant.

        6.3    Participation.    No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award.

        6.4    Indemnification.    Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

        6.5    Successors.    All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

        6.6    Beneficiary Designations.    If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

        6.7    Nontransferability of Awards.    No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.

        6.8    Deferrals.    The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

SECTION 7
AMENDMENT, TERMINATION AND DURATION

        7.1    Amendment, Suspension or Termination.    The Board, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.

        7.2    Duration of the Plan.    The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board's right to amend or terminate the Plan), shall remain in effect thereafter.

SECTION 8
LEGAL CONSTRUCTION

        8.1    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

        8.2    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        8.3    Requirements of Law.    The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        8.4    Governing Law.    The Plan and all awards shall be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions.

        8.5    Captions.    Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

EXECUTION

        IN WITNESS WHEREOF, Varian Medical Systems, Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

VARIAN MEDICAL SYSTEMS, INC.
Dated: April 2, 1999	By:	/s/ JOSEPH B. PHAIR
		Name:	Joseph B. Phair
Title:

The Grand America Hotel
Savoy Room
555 South Main Street,
Salt Lake City, Utah 84111
800-621-4505 • 801-258-6000
grandamerica.com

6314-PS-04

PROXY
VARIAN MEDICAL SYSTEMS, INC. Proxy for Annual Meeting of Stockholders – February 19, 2004 This Proxy is Solicited on Behalf of The Board of Directors
P R O X Y
The undersigned stockholder of Varian Medical Systems, Inc. hereby constitutes and appoints RICHARD M. LEVY and JOSEPH B. PHAIR, and each of them, proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Varian Medical Systems, Inc. standing in the name of the undersigned, at the Annual Meeting of Stockholders of Varian Medical Systems, Inc. to be held at the Grand America Hotel, Savoy Room, 555 South Main Street, Salt Lake City, Utah 84111, on February 19, 2004, at 1:00 p.m., and at any adjournment(s) or postponement(s) thereof.

Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees for director, FOR the approval of the Varian Medical Systems, Inc. Management Incentive Plan and in accordance with the judgment of the proxies as to the best interests of Varian Medical Systems, Inc. upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If specific instructions are indicated, this Proxy will be voted in accordance therewith. With respect to the election of directors, the proxies shall have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees of the Board of Directors in such order as they may determine.
PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE
DO YOU HAVE ANY COMMENTS?	HAS YOUR ADDRESS CHANGED?

(If you have written in the above space, please mark the corresponding box on the reverse side of this card)

Continued and to be Signed on Reverse Side

[Graphic]

The Grand America Hotel
Savoy Room
555 South Main Street
Salt Lake City, Utah 84111

DETACH HERE
☒	Please mark votes as in this example.	6314

The Board of Directors Recommends a Vote "FOR" the nominees listed in Proposal 1 and "FOR" Proposal 2.

VARIAN MEDICAL SYSTEMS, INC.
		FOR	WITHHELD			FOR	AGAINST	ABSTAIN
1.	Election of Directors			2.	Approval of Varian Medical Systems, Inc. Management Incentive Program.	☐	☐	☐
FOR ALL NOMINEES		☐	☐
WITHHELD FROM ALL NOMINEES		☐	☐
Nominees: John Seely Brown, Samuel Hellman and Terry R. Lautenbach for a term ending at the 2007 Annual Meeting of Stockholders.
For, except vote withheld from the following nominee(s) written above
The proxies are authorized to vote on such other business as is properly brought before the Annual Meeting for action in accordance with their judgment as to the best interests of the Company.
Mark box at right if comments or address change have been made on the reverse side of this card. ☐
Signature:	Date:
Signature:	Date:
NOTE: Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their name.
Your vote is important. Please vote immediately.
DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
TABLE OF CONTENTS
GENERAL INFORMATION
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO APPROVAL OF MANAGEMENT INCENTIVE PLAN
STOCK OWNERSHIP
COMPENSATION OF DIRECTORS AND THE NAMED EXECUTIVE OFFICERS
COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPHS
INDEPENDENCE OF ACCOUNTANTS
APPENDIX A AUDIT COMMITTEE CHARTER (Amended December 19, 2003)
APPENDIX B VARIAN MEDICAL SYSTEMS, INC. MANAGEMENT INCENTIVE PLAN